EXHIBIT 99.1

   Mrs. Fields to Discuss Third Quarter Results on Conference Call

    SALT LAKE CITY--(BUSINESS WIRE)--Nov. 19, 2004--Mrs. Fields Famous Brands, LLC, whose concepts include some of the most widely recognized and respected franchisors in the category of on-premises, fresh-baked products and soft-serve frozen yogurt, announced that it will be holding a conference call to discuss its third quarter results with its bondholders. The call will be held on Monday, Nov. 22, 2004 at 11 a.m. (Eastern Time). Participants may access the call by dialing 800-218-0204. A conference replay will be available from 1 p.m. (Eastern Time) on Monday, Nov. 22, 2004 through 11:59 p.m. (Eastern
Time) on Monday, Dec. 6, 2004, by dialing 800-405-2236 with passcode
11015057#.

    About Mrs. Fields Famous Brands, LLC:

    Mrs. Fields Famous Brands, LLC, which includes Mrs. Fields
Cookies, Great American Cookies, Pretzel Time, Pretzelmaker, and TCBY, has more than 2,800 franchised and licensed locations worldwide. Mrs. Fields Famous Brands, LLC is headquartered in Salt Lake City.

    CONTACT: Mrs. Fields Famous Brands, LLC
             Michael R. Ward, 801-736-5600